UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 29, 2020
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Cimpress plc
(Exact Name of Registrant as Specified in Its Charter)
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Ireland	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building D,	Xerox Technology Park
Dundalk, Co. Louth
Ireland
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: +353 42 938 8500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12.b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Ordinary Shares, nominal value per share of €0.01	CMPR	NASDAQ	Global Select Market

Item 1.01.    Entry into a Material Definitive Agreement

Because of Cimpress' cross-border merger to Ireland, where Cimpress N.V., our former Dutch parent company, merged with and into Cimpress plc, an Irish company, with Cimpress plc surviving the merger and becoming our new parent company, Cimpress plc is entering into new deeds of indemnification with each of our executive officers and directors. In addition, due to Irish law limitations on indemnification of officers and directors, Cimpress USA Incorporated, a subsidiary of Cimpress plc, intends to enter into new indemnification agreements with each of Cimpress plc's executive officers and directors that complement the Cimpress plc deeds of indemnification and fill in potential gaps in indemnification coverage. The Cimpress plc deeds of indemnification and the Cimpress USA Incorporated indemnification agreements are collectively referred to as the "indemnification contracts," and Cimpress plc and Cimpress USA Incorporated are collectively referred to as "Cimpress." The new indemnification contracts are substantially similar to the indemnification contracts previously in place between Cimpress N.V. and our executive officers and directors.

The indemnification contracts provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitee’s receipt of such benefits. The indemnification contracts provide that Cimpress will indemnify each executive officer and director for any action taken against the officer or director in such capacity (or such similar capacity) or by reason of any action alleged to have been taken or omitted in connection therewith, so long as he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Cimpress and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The indemnification contracts permit expenses to be advanced to an indemnitee, subject to an undertaking by the indemnitee to repay amounts advanced if it is ultimately determined that he or she is not entitled to indemnification. The disinterested members of the board of directors of Cimpress plc, an independent counsel, or the shareholders of Cimpress plc (the “Decision Makers”) will determine whether indemnification payment should be made in any particular instance. In making such determination, the Decision Makers must presume that the indemnitee is entitled to such indemnification, and Cimpress has the burden of proof in seeking to overcome such presumption.

The forms of indemnification contracts are filed as exhibits to this report and incorporated by reference herein. The foregoing summary of the forms of indemnification contracts is qualified in its entirety by reference to such exhibits.

Item 2.02.    Results of Operations and Financial Condition

On January 29, 2020, Cimpress plc posted on its web site its Q2 Fiscal Year 2020 Quarterly Earnings Document announcing and discussing its financial results for the second quarter ended December 31, 2019. The full text of the earnings document is furnished as Exhibit 99.1 to this report.

The information in this Item 2.02 and Exhibit 99.1 are not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor are they incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

Exhibit
No.	Description
10.1	Form of Deed of Indemnification between Cimpress plc and each of its directors
10.2	Form of Deed of Indemnification between Cimpress plc and each executive officer
10.3	Form of Indemnification Agreement between Cimpress USA Incorporated and each director of Cimpress plc
10.4	Form of Indemnification Agreement between Cimpress USA Incorporated and each executive officer
99.1	Q2 Fiscal Year 2020 Quarterly Earnings Document dated January 29, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 29, 2020        Cimpress plc

By:	/s/ Sean E. Quinn
Sean E. Quinn
Executive Vice President and Chief Financial Officer